As filed with the Securities and Exchange Commission on June 23, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 22, 2004


                             PLAYTEX PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-12620                   51-0312772
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number             Identification No.)


         300 NYALA FARMS ROAD
         WESTPORT, CONNECTICUT                                      06880
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (203) 341-4000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On June 23, 2004, Playtex Products, Inc. (the "Company") issued a press release announcing that Michael R. Gallagher, the Company's Chief Executive Officer, plans to retire at or prior to the end of the year.

         Under the terms of Mr. Gallagher's retirement agreement, Mr. Gallagher has agreed with the Company as to certain non-competition and non-solicitation provisions for a five-year period following his retirement. Mr. Gallagher will receive a payment of $2.5 million upon his retirement. In addition, $5.0 million will be paid to him ratably over twenty-four months commencing in January 2005. These payments will be recorded ratably as an expense over the five-year period of the non-competition and non-solicitation provisions.

         A copy of the press release is filed as Exhibit 99.1, and a copy of the retirement agreement is filed as Exhibit 10.1 to this to this Current Report on Form 8-K and is incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  EXHIBIT NUMBER                   DESCRIPTION
                  --------------                   -----------

                      10.1 Retirement Agreement, dated June 22, 2004, between Playtex Products, Inc. and Michael
                                     R. Gallagher

                      99.1 Press Release, dated June 23, 2004, issued by Playtex Products, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 23, 2004

                                    PLAYTEX PRODUCTS, INC.


                                    By: /s/ Glenn A. Forbes
                                        ---------------------------------------
                                        Name:   Glenn A. Forbes
                                        Title:  Executive Vice President and
                                                Chief Financial Office

                                  EXHIBIT INDEX


       EXHIBIT NUMBER                           DESCRIPTION
       --------------                           -----------

           10.1 Retirement Agreement, dated June 22, 2004, between Playtex Products, Inc. and Michael R. Gallagher

           99.1 Press Release, dated June 23, 2004, issued by Playtex Products, Inc.